Exhibit 99.3

GRAY HAWK SYSTEMS, INC. AND SUBSIDIARIES

AUDITED CONSOLIDATED

FINANCIAL STATEMENTS

AND OTHER FINANCIAL INFORMATION

DECEMBER 31, 2004 AND 2003

Gray Hawk Systems, Inc. and Subsidiaries

Table of Contents

Page

Independent Auditor’s Report	1

Audited Consolidated Financial Statements

Consolidated Balance Sheet	2 - 3

Consolidated Statements of Income	4

Consolidated Statements of Stockholders’ Equity	5

Consolidated Statements of Cash Flows	6 - 7

Notes to Consolidated Financial Statements	8 - 20

Other Financial Information

Independent Auditor’s Report	21

Consolidating Balance Sheet	22 - 23

Consolidating Statement of Income	24

Independent Auditor’s Report

Board of Directors

Gray Hawk Systems, Inc.

Alexandria, Virginia

We have audited the accompanying consolidated Balance Sheet of Gray Hawk Systems, Inc. and Subsidiaries (an S Corporation) as of December 31, 2004 and 2003, and the related consolidated Statements of Income, Stockholders’ Equity and Cash Flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gray Hawk Systems, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Rockville, Maryland

April 1, 2005

December 31,	2004	2003
Assets

Current assets
Cash and cash equivalents	$80,113	$—
Accounts receivable - contracts	15,786,333	15,200,403
Prepaid expenses	191,253	507,705

Total current assets	16,057,699	15,708,108

Property and equipment	1,840,994	1,580,494
Less: Accumulated depreciation	(947,143)	(879,285)

Net property and equipment	893,851	701,209

Other assets
Deposits	120,218	120,019
Contract intangible	202,841	—
Certificate of deposit - restricted	37,768	34,611
Goodwill	8,143,515	—

Total other assets	8,504,342	154,630

Total assets	$25,455,892	$16,563,947

The accompanying Notes to Financial Statements are an integral part of these financial statements.

Gray Hawk Systems, Inc. and Subsidiaries

Consolidated Balance Sheets

	2004	2003
Liabilities and Stockholders’ Equity

Current liabilities
Bank overdraft	$1,537,661	$2,184,138
Note payable - Line of credit	5,635,000	5,002,000
Note payable	145,000	—
Accounts payable	2,333,989	1,685,920
Accrued wages and expenses	3,722,650	2,380,066
Deferred income taxes	207,316	—
Deferred revenue	118,934	245,372

Total current liabilities	13,700,550	11,497,496

Long-term liabilities
Note payable	145,000	—
Deferred rent	102,410	101,404

Total liabilities	13,947,960	11,598,900

Commitments and contingencies	—	—

Minority interests	—	1,357,709

Stockholders’ equity
Common stock - $.01 par value, 20,000,000 shares authorized, 10,866,078 and 9,392,500 shares, respectively, issued and outstanding	108,661	93,925
Additional paid-in capital	9,036,737	44,057
Deferred compensation	(2,151,842)	—
Retained earnings	4,514,376	3,469,356

Total stockholders’ equity	11,507,932	3,607,338

Total liabilities and stockholders’ equity	$25,455,892	$16,563,947

Gray Hawk Systems, Inc. and Subsidiaries

Consolidated Statements of Income

Years Ended December 31,	2004	2003
Contract revenue	$69,406,039	$58,276,325

Direct contract costs
Direct labor	21,807,683	15,637,922
Other direct costs	19,556,875	21,473,356

Total direct contract costs	41,364,558	37,111,278

Gross margin on revenue	28,041,481	21,165,047

Indirect costs
Overhead expenses	17,390,413	12,545,823
General and administrative expenses	8,527,924	5,817,678

Total indirect costs	25,918,337	18,363,501

Income from operations	2,123,144	2,801,546

Other income (expense)
Interest expense	(114,126)	(120,111)
Miscellaneous income	12,030	6,095

Total other expense	(102,096)	(114,016)

Net income before income taxes and minority interests	2,021,048	2,687,531

Provision for income taxes	52,920	—

Net income before minority interests	1,968,128	2,687,531

Minority interests	(202,256)	(838,448)

Net income	$1,765,872	$1,849,083

The accompanying Notes to Financial Statements are an integral part of these financial statements.

Gray Hawk Systems, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

	Common stock		Additional Paid-in Capital	Deferred Compensation	Retained Earnings	Total
Years Ended December 31, 2004 and 2003	Shares	Amount
Balance, January 1, 2003	9,545,000	$95,450	$19,352	$—	$1,940,248	$2,055,050
Redemption of common stock for cash	(152,500)	(1,525)	—	—	(319,975)	(321,500)
Compensation related to the issuance of stock options	—	—	24,705	—	—	24,705
Net income	—	—	—	—	1,849,083	1,849,083

Balance, December 31, 2003	9,392,500	93,925	44,057	—	3,469,356	3,607,338
Redemption of common stock for cash and notes payable	(435,371)	(4,354)	(261,013)	—	(720,852)	(986,219)
Common stock issued in exchange for minority interests in subsidiaries	1,495,337	14,953	7,002,663	—	—	7,017,616
Exercise of stock options	22,000	220	7,925	—		8,145
Compensation related to the issuance of common stock	395,500	3,955	1,852,126	(1,856,081)	—	—
Compensation related to the issuance of stock options	—	—	390,941	(390,941)	—	—
Amortization of deferred compensation	—	—	—	95,180	—	95,180
Forfeiture of common stock	(3,888)	(38)	38	—	—	—
Net income	—	—	—	—	1,765,872	1,765,872

Balance, December 31, 2004	10,866,078	$108,661	$9,036,737	$(2,151,842)	$4,514,376	$11,507,932

The accompanying Notes to Financial Statements are an integral part of these financial statements.

Gray Hawk Systems, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31,	2004	2003
Cash flows from operating activities
Net income	$1,765,872	$1,849,083
Adjustments to reconcile net income to net cash provided (used) by operating activities
Depreciation and amortization	564,113	375,469
Gain (loss) on disposal of fixed assets	(509)	1,915
Stock compensation	95,180	24,705
Minority interests	202,256	838,448
Minority interests awarded as compensation	—	76,943
(Increase) decrease in
Accounts receivable - contracts	15,729	(6,152,279)
Prepaid expenses	330,342	(214,862)
Deposits	26,972	(37,412)
Increase (decrease) in
Bank overdraft	(646,477)	1,200,275
Accounts payable	643,009	1,065,431
Accrued wages and expenses	1,161,580	739,164
Deferred income taxes	52,920	—
Deferred revenue	(126,438)	82,196
Deferred rent	1,006	86,080

Net cash provided (used) by operating activities	4,085,555	(64,844)

Cash flows used by investing activities
Purchase of Symmetron, Inc., net of cash acquired	(3,261,243)	—
Reinvestment of earnings of certificate of deposit	(3,156)	—
Proceeds from sale of property and equipment	2,000	—
Purchase of property and equipment	(546,881)	(401,556)

Net cash used by investing activities	(3,809,280)	(401,556)

Cash flows from financing activities
Principal payments on line of credit	(43,607,000)	(33,085,000)
Proceeds from line of credit	44,240,000	34,084,000
Proceeds from exercise of options	8,145	—
Redemption of common stock	(837,307)	(321,500)
Repurchase of minority membership interests	—	(211,100)

Net cash (used) provided by financing activities	(196,162)	466,400

The accompanying Notes to Financial Statements are an integral part of these financial statements.

Gray Hawk Systems, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (continued)

Years Ended December 31,	2004	2003
Net change in cash	$80,113	$—

Cash, beginning of year	—	—

Cash, end of year	$80,113	$—

Actual cash payments for:
Interest	$114,126	$120,111

Non-cash financing transactions

Note payable issued for redemption of common stock	$148,914
Note payable issued for redemption of membership units	$141,086

Purchase of membership units from minority members of subsidiaries

Fair value of common stock issued	$7,017,616
Book value of minority interest purchased	(1,418,878)
Goodwill	(5,448,213)
Contract intangible	(150,525)

Net	$—

The accompanying Notes to Financial Statements are an integral part of these financial statements.

Gray Hawk Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1.	Organization and significant accounting policies

Organization: Gray Hawk Systems, Inc. (GHSI) was organized under the laws of the Commonwealth of Virginia on September 5, 1995. The Company’s primary business activities are focused on providing information solutions, intelligence analysis, software development and systems engineering services for government clients, particularly the Department of Defense and the U.S. Intelligence community.

On September 19, 2000 the Company formed Gray Hawk Technology Solutions, LLC (GHTS), as a limited liability company under the laws of the Commonwealth of Virginia. As of December 31, 2004 and 2003, the Company owned 100% and 55% of GHTS, respectively.

On January 17, 2002 the Company formed Hawkeye Systems, LLC (HES), as a limited liability company under the laws of the Commonwealth of Virginia. As of December 31, 2004 and 2003, the Company owned 100% and 57%, of HES, respectively.

On February 5, 2003 the Company formed DB Data Systems, LLC (DB Data) as a limited liability company under the laws of the Commonwealth of Virginia. At December 31, 2004 and 2003, the Company owned 100% and 74% of DB Data, respectively.

Effective April 8, 2004, the Company acquired all of the membership units representing the minority interests in its subsidiaries GHTS, HES, and DB Data for 1,495,337 shares of GHSI stock. This transaction was accounted for as a purchase.

Acquisition: Effective December 7, 2004, GHSI acquired all of the outstanding stock of Symmetron, Inc. (Symmetron) for cash consideration of $3,361,243 including transaction costs. The acquisition was accounted for as a purchase. Operations included in these financial statements are from December 8, 2004 through December 31, 2004. The following is a summary of the assets and liabilities acquired and a reconciliation to the cash paid for the purchase:

Gray Hawk Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Current assets	$715,548
Property and equipment	83,452
Other assets	27,171
Current liabilities	(340,459)

Net assets acquired	485,712
Less: Cash acquired	(100,000)
Add: Goodwill	2,695,302
Contract intangible	180,229

Cash paid for purchase, net	$3,261,243

Principles of consolidation: The accompanying consolidated financial statements include the accounts of Gray Hawk Systems, Inc. and its subsidiaries, GHTS, HES, DB Data, and Symmetron (collectively, the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

Use of accounting estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: For purposes of financial statement presentation, the Company considers all highly liquid debt instruments with initial maturities of ninety days or less to be cash equivalents. The Company maintains cash balances which may exceed federally insured limits. Management does not believe that this results in any significant credit risk.

Accounts Receivable: The Company’s estimate of an allowance for doubtful accounts reflects the best estimate of probable losses determined principally on the basis of historical experience and specific allowances for known troubled accounts. All accounts or portions thereof that are deemed to be uncollectible or to require an excessive collection cost are written off to the allowance for doubtful accounts. At December 31, 2004 and 2003, there was no allowance for doubtful accounts.

Gray Hawk Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Property and equipment: Property and equipment are recorded at the original cost and are being depreciated on a straight-line basis over estimated lives of three to ten years. Depreciation expense for the years ended December 31, 2004 and 2003 was $436,200 and $375,469, respectively.

Intangible assets: The Company recorded intangible assets of $180,229 and $150,525 related to contract backlog pertaining to the Symmetron acquisition and the acquisition of the minority interests in the Company’s subsidiaries, respectively. The Company is amortizing these assets over the intended life of the contracts which can be up to one year in length. Amortization for the year ended December 31, 2004 was $127,913. Estimated future amortization expense for the year ended December 31, 2005 is $202,841.

Goodwill: Goodwill represents the excess of the purchase price of the net assets acquired over the fair value of those net assets at the purchase date. The changes in the carrying amount of goodwill for the years ended December 31, 2004 and 2003 are as follows:

	2004	2003
Balance as of December 31,	$—	$—
Goodwill related to the acquisition of all of the noncontrolling equity interests in GHTS, HES and DB Data	5,448,213	—
Goodwill related to the acquisition of Symmetron, Inc.	2,695,302	—

Balance as of December 31,	$8,143,515	$—

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 142 requires goodwill to be tested for impairment on an annual basis, and between annual tests in certain circumstances, and written down when impaired. Management will perform these tests for the first time during 2005. There can be no assurance that future goodwill impairment tests will not result in a charge to earnings.

Gray Hawk Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Stock Options: The Company measures compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. The Company applies the disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-based Compensation, as amended by SFAS No. 148, Accounting for Stock-based Compensation - Transition and Disclosure as if the fair value-based method has been applied in measuring compensation expense. Under APB No. 25, compensation expense is recognized for the excess of the fair market value of the Company’s stock at the grant date over the exercise price of the option.

As required under SFAS No. 123, the pro forma effects of stock-based compensation on net income for employee stock options granted have been estimated at the date of grant and beginning of the period, respectively, using minimum value method. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to pro forma net income over the options’ vesting period. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123, to stock-based employee compensation.

	2004	2003
Net income	$1,765,872	$1,849,083
Add: Total stock-based employee compensation expense included in the determination of net income	95,180	24,705
Deduct: Total stock-based employee compensation expense determined under a fair value based method for all awards	(99,642)	(38,574)

Pro-forma net income	$1,761,410	$1,835,214

Gray Hawk Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Revenue: Revenue from cost-type contracts is recognized as costs are incurred on the basis of direct cost plus allowable indirect costs and an allocable portion of the fixed fee. Revenue from fixed-price type contracts is recognized under the percentage-of-completion method of accounting, with costs and estimated profits included in contract revenue as work is performed. If actual and estimated costs to complete a contract indicate a loss, provision is made currently for the loss anticipated on the contract. Revenue from time and materials contracts is recognized as costs are incurred at amounts represented by the agreed-upon billing amounts.

Revenue recognized on contracts for which billings have not been presented to customers at year end is included in the accounts receivable - contracts classification on the accompanying consolidated balance sheets.

Payments received in advance of the performance of services are included in the accompanying consolidated balance sheets as deferred revenue.

Classification of expenses: The Company classifies expenses into four categories: direct contract costs, fringe benefit expenses, overhead expenses, and general and administrative expenses. These classifications are in accordance with agreements reached with the Department of Defense as to the rate structure the Company uses in billing government contracts.

Income taxes: The Company files its income tax returns on the cash basis, whereby revenue is recognized when received and expenses are recognized when paid. GHSI has elected to be treated as an S Corporation and therefore does not pay Federal and most state corporate income taxes on its taxable income since the tax attributes of the Company are reported on the stockholders’ tax returns. GHTS, HES, and DB Data are taxed as partnerships, and are considered to be disregarded entities whose activity is included in the GHSI return.

Symmetron is a C Corporation that also files its income tax returns on the cash basis. Current income tax expense is the amount of income taxes expected to be payable by Symmetron for the current year. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

Gray Hawk Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

2.	Accounts Receivable	Accounts receivable at December 31, 2004 and 2003, consist of amounts due under contracts in progress with Federal government agencies, primarily the Department of Defense. Management deems all accounts receivable to be collectible and all receivables are expected to be collected during the next fiscal year. The components of accounts receivable are:

	2004	2003
Billed	$14,556,051	$14,942,744
Unbilled	982,449	212,847
Retention	247,833	44,812

Total	15,786,333	15,200,403

3.	Property and Equipment	Property and equipment consist of the following at December 31:

	2004	2003
Furniture and fixtures	$135,350	$116,314
Office equipment	167,563	130,329
Computer equipment	1,082,569	995,819
Software	353,413	241,570
Leasehold improvements	102,099	96,462

Total	1,840,994	1,580,494

Less: Accumulated depreciation	(947,143)	(879,285)

Net	$893,851	$701,209

Gray Hawk Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

4.	Note Payable – Line of Credit

The Company has a line of credit agreement with Wachovia Bank which expires on June 30, 2005. Under the terms of the agreement, the Company can borrow up to the lesser of $10,000,000, or, 90% of the eligible Government accounts receivable plus 80% of eligible commercial accounts receivable less any amounts outstanding under letters of credit. At December 31, 2004 and 2003, the balance outstanding under the line was $5,635,000 and $5,002,000, respectively. Interest is payable monthly at a variable rate of LIBOR market index rate plus 2.75%, or, the bank’s prime rate. At December 31, 2004, the interest rate was 4.9%. The line is secured by the assets of the Company.

The agreement requires the Company to maintain certain financial covenants, including (i) a minimum tangible net worth of $3,000,000, (ii) maintain a fixed charge coverage ration of not less than 1.25 to 1. At December 31, 2004, the Company was in compliance with these covenants.

The Company has a letter of credit for $34,611 that was issued as security for an operating lease. The letter of credit is secured by a certificate of deposit.

5.	Note Payable	The Company is obligated under the following note payable at December 31:

	2004	2003
Note payable for the purchase of common stock and membership units of the Company, due in two annual installments of $145,000, no interest, subordinated to the Company’s line of credit, the Company did not impute interest on the note as it was deemed to be immaterial	$290,000	$—

Less: Current portion	(145,000)	—

Long-term portion	$145,000	$—

Gray Hawk Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The following is a schedule of future principal maturities of the note payable at:

Year Ending December 31	Amount
2005	$145,000
2006	145,000

Total	$290,000

6.	Income Taxes	For the years ended December 31, 2004 and 2003, the components of the deferred income tax provision consisted of:

	2004	2003
Federal	43,328	—
State	9,592	—

Provision for income taxes	$52,920	$—

The provision for income taxes for the years ended December 31, 2004 and 2003 reflected in the accompanying consolidated financial statements varies from the amount which would have been computed using statutory rates as follows:

	2004	2003
Tax computed at the federal statutory rate	$687,156	$—
State income taxes, net of federal income tax benefit	93,372	—
Tax on income attributable to non-taxable entities	(727,608)	—

Provision for income taxes	$52,920	$—

Gray Hawk Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The deferred income tax liability of $207,316 at December 31, 2004, represents an estimate of the income tax that will be due in future periods from the cumulative temporary differences recognized for financial reporting purposes from that recognized for income tax reporting purposes. At December 31, 2004 and 2003, the components of these temporary differences and the deferred tax liability was as follows:

	2004	2003
Revenue recognized for financial statement reporting purposes, but not for income tax reporting purposes	$840,115	$—
Expenses recognized for income tax reporting purposes, but not for financial statement reporting purposes	11,356	—
Expenses recognized for financial statement reporting purposes, but not for income tax reporting purposes	(224,132)	—
Net operating loss carryforward	(90,528)	—

Net temporary differences	$536,811	$—

7.	Operating Leases	The Company is obligated, as lessee, under non-cancelable operating leases for office space in Virginia and California. The minimum payments required under the leases are expensed on a pro rata basis over the term of the leases. The difference between the amounts expensed and the required lease payments is reflected as deferred rent in the accompanying consolidated balance sheets.

Gray Hawk Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The following is a schedule by years of future minimum rental payments required under the operating leases that have an initial or remaining non-cancelable lease term in excess of one year as of December 31, 2004:

Year Ending December 31	Office Space	Other	Total
2005	$2,034,142	$100,723	$2,134,865
2006	1,905,082	70,424	1,975,506
2007	1,735,260	19,508	1,754,768
2008	1,244,756	—	1,244,756
2009	1,187,366	—	1,187,366
Thereafter	7,632,731	—	7,632,731

Total	$15,739,337	$190,655	$15,929,992

Total rent expense for the years ended December 31, 2004 and 2003 was $2,319,783 and $2,215,775, respectively. Of the 2004 and 2003 rental expense, $153,553 and $124,273, respectively, was paid to a partnership in which certain stockholders of the Company are partners.

8.	Retirement plan	The Company maintains a qualified 401(k) defined contribution plan for all present and future eligible employees. The participants in the 401(k) plan may elect to contribute up to 100% of their gross annual earnings limited to amounts provided by Internal Revenue Service Regulations. At its discretion, the Company can make matching and profit sharing contributions to the plan. During 2004 and 2003, the Company made a profit sharing contribution equal to 3% of each eligible participants compensation. Employees vest immediately in their contributions. Rights to benefits provided by the Company’s contributions vest as follows: 20% after two years and 20% per year thereafter until fully vested at the end of six years. The Company contributed $883,613 and $649,368 to the plan during the years ended December 31, 2004 and 2003.

Gray Hawk Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

9.	Stock options

Redemption of common stock: During 2004, 435,371 shares of common stock were redeemed for $696,219 in cash plus a note payable for $290,000. During 2003, the Company redeemed 152,500 shares of its common stock for $321,500 in cash.

Purchase of common stock: During 2004, option holders exercised their options to purchase 22,000 shares of common stock for $8,145 in cash.

Awards of common stock: During 2004, the Company awarded 395,500 shares of common stock to its employees. Compensation expense related to the awards will be amortized to expense over the five year vesting period.

Stock options: During 2004 and 2003, the Company issued non-qualified stock options to certain of its employees. The options expire after ten years and vest fully after one year.

The following table summarizes activity in the stock option plan for the years ended December 31, 2004 and 2003:

	Number of Options	Weighted Average Option Price Per Share
Options outstanding January 1, 2003	208,000	$0.30
Options granted	1,040,500	1.50
Options exercised	(16,000)	0.36

Outstanding January 1, 2004	1,232,500	1.31
Options granted	200,000	3.20
Options forfeited or canceled	(202,500)	1.50
Options exercised	(22,000)	0.37

Options outstanding as of December 31, 2004	1,208,000	$1.61

Options exercisable as of December 31, 2004	408,000	$1.83

Gray Hawk Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2004, 800,000 of the options were awarded contingent on certain performance factors. No compensation was recognized on these options. Compensation will be recognized when the contingencies are met. If the contingencies had been met as of December 31, 2004, the resulting compensation expense and increase to additional paid-in capital under APB 25 would have been $2,552,000.

10.	Membership transactions of subsidiaries

During 2004 and 2003, GHTS had the following membership transactions: GHTS repurchased 950,000 and 550,000 membership units from members for $137,834 and $248,600, respectively. During 2003 GHTS then re-issued 250,000 membership units to eight new members and one existing member. Compensation expense resulting from the transaction of $37,500 was recorded at the fair value of membership units based on an independent valuation of GHTS.

During 2004 and 2003, HES had the following membership transactions: During 2004, HES repurchased 200,000 membership units from a member for $2,774. During 2003 HES granted 1,900,000 membership units to sixteen employees. Compensation expense resulting from the transaction of $176,400 was recorded at the fair value of membership units based on an independent valuation of HES.

During 2004 and 2003, DB Data had the following membership transactions: During 2004, DB Data repurchased 200,000 membership units from a member for $478. During 2003 DB Data granted 350,000 membership units to employees. Compensation expense resulting from the transaction of $350 was recorded at the fair value of the membership units.

11.	Shareholders agreement	On April 16, 2004, the Company amended and restated its shareholders agreement. Pursuant to the new shareholders agreement, the Company is no longer required to, but may at its option, purchase the shares of a deceased shareholder. In addition the agreement also removed the requirement of the Company to purchase shares of terminated employees, although it may do so at its option.

Gray Hawk Systems, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

12.	Contract Status

Provisional indirect cost rates. Billings under cost-based government contracts are calculated using provisional rates which permit recovery of indirect costs. These rates are subject to audit on an annual basis by the government agencies’ cognizant audit agency. The cost audit will result in the negotiation and determination of the final indirect cost rates which the Company may use for the period(s) audited. The final rates, if different from the provisionals, may create an additional receivable or liability.

As of December 31, 2004, the Company has not negotiated any final settlements on indirect cost rates. The Company periodically reviews its cost estimates and experience rates, and adjustments, if needed, are made and reflected in the period in which the estimates are revised. In the opinion of management, redetermination of any cost-based contracts for the open years will not have a material effect on the Company’s financial position or results of operations.

The Company has authorized but uncompleted contracts in progress at December 31, 2004, approximately as follows:

Total contract price of initial contract awards including modifications, exercised options, and approved change orders	$259,272,000
Completed to date	(211,674,000)

Authorized backlog	$47,598,000

Independent Auditor’s Report on Other Financial Information

Board of Directors

Gray Hawk Systems, Inc. and Subsidiaries

Alexandria, Virginia

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The accompanying other financial information included on pages 22 through 24 is presented for the purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

Rockville, Maryland

April 1, 2005

Year Ended December 31, 2004	Gray Hawk Systems, Inc.	Gray Hawk Technology Solutions, LLC	Hawkeye Systems, LLC	DB Data Systems, LLC	Symmetron, Inc.	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$—	$—	$—	$—	$80,113	$—	$80,113
Accounts receivable - contracts	12,046,770	189,761	2,506,888	328,806	840,117	(126,009)	15,786,333
Prepaid expenses	158,845	13,792	4,128	3,131	11,357	—	191,253

Total current assets	12,205,615	203,553	2,511,016	331,937	931,587	(126,009)	16,057,699

Property and equipment	1,278,958	186,338	226,462	69,669	79,567	—	1,840,994
Less: Accumulated depreciation	(722,339)	(94,189)	(100,006)	(30,609)	—	—	(947,143)

Net property and equipment	556,619	92,149	126,456	39,060	79,567	—	893,851

Other assets
Investment in subsidiaries	8,360,072	—	—	—	—	(8,360,072)	—
Due from affiliates	814,856	4,595,150	612,805	92	—	(6,022,903)	—
Deposits	87,676	5,371	—	—	27,171	—	120,218
Contract intangible	37,631	—	—	—	165,210	—	202,841
Certificate of deposit	37,768	—	—	—	—	—	37,768
Goodwill	5,448,213	—	—	—	2,695,302	—	8,143,515

Total other assets	14,786,216	4,600,521	612,805	92	2,887,683	(14,382,975)	8,504,342

Total assets	$27,548,450	$4,896,223	$3,250,277	$371,089	$3,898,837	$(14,508,984)	$25,455,892

See Independent Auditor’s Report on Other Financial Information.

Gray Hawk Systems, Inc. and Subsidiaries

Consolidating Balance Sheet

	Gray Hawk Systems, Inc.	Gray Hawk Technology Solutions, LLC	Hawkeye Systems, LLC	DB Data Systems, LLC	Symmetron, Inc.	Eliminations	Consolidated
Liabilities and Stockholders’ and Members’ Equity
Current liabilities
Bank overdraft	$1,463,517	$51,851	$6,387	$15,906	$—	$—	$1,537,661
Line of credit	5,635,000	—	—	—	—	—	5,635,000
Note payable	74,457	68,917	1,387	239			145,000
Accounts payable	2,331,203	70,602	28,481	1,812	27,900	(126,009)	2,333,989
Accrued wages and expenses	1,658,475	1,048,402	614,832	173,401	227,540	—	3,722,650
Deferred income taxes	—	—	—	—	207,316	—	207,316
Deferred revenue	118,934	—	—	—	—	—	118,934

Total current liabilities	11,281,586	1,239,772	651,087	191,358	462,756	(126,009)	13,700,550
Long-term liabilities
Deferred rent	102,410	—	—	—	—	—	102,410
Due to affiliates	4,582,065	612,805	213,733	614,300	—	(6,022,903)	—
Note payable	74,457	68,917	1,387	239	—	—	145,000

Total liabilities	16,040,518	1,921,494	866,207	805,897	462,756	(6,148,912)	13,947,960

Commitments and contingencies	—	—	—	—	—	—	—
Stockholders’ and members’ equity
Common stock	108,661	—	—	—	1	(1)	108,661
Additional paid-in capital	9,036,737	—	—	—	3,367,947	(3,367,947)	9,036,737
Deferred compensation	(2,151,842)	—	—	—	—	—	(2,151,842)
Retained earnings and members’ capital (deficit)	4,514,376	2,974,729	2,384,070	(434,808)	68,133	(4,992,124)	4,514,376

Total stockholders’ and members’ equity (deficit)	11,507,932	2,974,729	2,384,070	(434,808)	3,436,081	(8,360,072)	11,507,932

Total liabilities and stockholders’ and members’ equity	$27,548,450	$4,896,223	$3,250,277	$371,089	$3,898,837	$(14,508,984)	$25,455,892

Gray Hawk Systems, Inc. and Subsidiaries

Consolidating Statement of Income

Year Ended December 31, 2004	Gray Hawk Systems, Inc.	Gray Hawk Technology Solutions,	Hawkeye Systems, LLC	DB Data Systems, LLC	Symmetron, Inc.	Eliminations	Consolidated
Contract revenue	$51,475,014	$15,943,183	$9,537,173	$2,401,608	$317,208	$(10,268,147)	$69,406,039

Direct contract costs
Direct labor	9,920,508	7,184,075	3,525,863	1,071,192	106,045	—	21,807,683
Other direct costs	29,069,474	593,893	143,610	269	17,776	(10,268,147)	19,556,875

Total direct contract costs	38,989,982	7,777,968	3,669,473	1,071,461	123,821	(10,268,147)	41,364,558

Gross margin on revenue	12,485,032	8,165,215	5,867,700	1,330,147	193,387	—	28,041,481

Indirect costs
Overhead expenses	7,999,755	5,093,251	3,360,896	905,226	31,285	—	17,390,413
General and administrative expenses	4,725,828	2,237,536	1,181,749	341,762	41,049	—	8,527,924

Total indirect costs	12,725,583	7,330,787	4,542,645	1,246,988	72,334	—	25,918,337

Income from operations	(240,551)	834,428	1,325,055	83,159	121,053	—	2,123,144

Other income (expense)
Interest expense	(113,984)	(125)	(17)	—	—	—	(114,126)
Miscellaneous income	11,742	—	288	—	—	—	12,030
Equity in income of subsidiaries	2,108,665	—	—	—	—	(2,108,665)	—

Total	2,006,423	(125)	271	—	—	(2,108,665)	(102,096)

Net income before income taxes and minority interests	1,765,872	834,303	1,325,326	83,159	121,053	(2,108,665)	2,021,048
Provision for income taxes	—	—	—	—	52,920	—	52,920

Net income before minority interests	1,765,872	834,303	1,325,326	83,159	68,133	(2,108,665)	1,968,128
Minority interests	—	—	—	—	—	(202,256)	(202,256)

Net income	$1,765,872	$834,303	$1,325,326	$83,159	$68,133	$(2,310,921)	$1,765,872

See Independent Auditor’s Report on Other Financial Information.